UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Warehouse Facility

On June 20, 2017, Regional Management Corp. (the “Company”) and its wholly-owned subsidiary, Regional Management Receivables II, LLC (the “Borrower”), entered into a Credit Agreement, by and among the Company, as servicer (the “Servicer”), the Borrower, the lenders from time to time parties thereto (the “Lenders”), Wells Fargo Bank, National Association (“Wells Fargo”), as account bank (the “Account Bank”), image file custodian, and backup servicer (the “Backup Servicer”), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and Credit Suisse AG, New York Branch (“Credit Suisse”), as structuring and syndication agent (the “Credit Agreement”). The Credit Agreement provides for a revolving $125 million warehouse facility, which is expandable to $150 million (the “Warehouse Facility”) and is secured by certain consumer loan receivables (the “Receivables”) that were directly originated by the Company’s subsidiaries, Regional Finance Corporation of Alabama, Regional Finance Company of Georgia, LLC, Regional Finance Company of New Mexico, LLC, Regional Finance Corporation of North Carolina, Regional Finance Company of Oklahoma, LLC, Regional Finance Corporation of South Carolina, Regional Finance Corporation of Tennessee, Regional Finance Corporation of Texas, and Regional Finance Company of Virginia, LLC (each a “Seller” and “Subservicer,” and collectively the “Sellers” and “Subservicers”).

The following table summarizes material terms of the Warehouse Facility:

Facility Size[1]	$75 million (Credit Suisse Lender Group) $50 million (Wells Fargo Lender Group) $125 million (Total)

Total Advance Rate	80%[2]

Interest Rate	3-month LIBOR + 3.35% per annum (Class A Loans)[3] 3-month LIBOR + 4.35% per annum (Class B Loans)[4]

Step-Up Margin	+1.00% per annum after termination of the Revolving Period +3.50% per annum on or after an Event of Default

Unused Commitment Fee Rate[5]	0.85% per annum if utilization is ≤ 33.33% 0.60% per annum if utilization is ≥ 33.33% but ≤ 66.67% 0.35% per annum if utilization is ≥ 66.67%

Revolving Period	18 months from June 20, 2017 (the “Closing Date”)

Amortization Period	12 months after the termination of the Revolving Period

Maturity Date	Upon termination of the Amortization Period

1.	The Commitment of the Credit Suisse Lender Group may, at the request of the Borrower, be increased by an aggregate amount of up to $25 million during the Revolving Period, with the consent of the Lenders in the Credit Suisse Lender Group.
2.	Upon the occurrence and during the continuation of certain reporting or trigger events, the Total Advance Rate will decrease to 75%.
3.	Upon the satisfaction of certain milestones associated with the Company’s conversion to a new loan origination and servicing system, the Class A margin decreases to 3.10% or 2.85%, as applicable.
4.	Upon the satisfaction of certain milestones associated with the Company’s conversion to a new loan origination and servicing system, the Class B margin decreases to 4.10% or 3.85%, as applicable.
5.	For any interest period during which a securitization occurs and for the first interest period thereafter, the Unused Commitment Fee Rate shall be 0.35% per annum.

In connection with the transactions contemplated by the Credit Agreement, on the Closing Date and on each subsequent funding date (the “Funding Date”), each Seller will sell and transfer Receivables and related assets (“Transferred Assets”) originated by it to the Company pursuant to a first tier purchase agreement, and in turn the Company will sell and transfer Transferred Assets to the Borrower pursuant to a second tier purchase agreement. Recourse to each Seller and the Company is limited to an obligation of the applicable transferor to repurchase a Receivable if it is determined after the applicable Funding Date that such Receivable was ineligible as of such Funding Date. A Receivable is deemed to be ineligible if, as of the applicable Funding Date, certain receivable eligibility criteria set forth in the Credit Agreement are not met. The Borrower granted a lien on and security interest in all of its right, title, and interest in, to, and under the Transferred Assets and related collateral to the Administrative Agent, as agent for the Lenders.

In connection with the closing of the Warehouse Facility, the Borrower and the Company paid the Lenders an upfront fee. In addition, the Borrower is required to pay interest at the applicable Interest Rate on the applicable loan balance from the Closing Date until the date such loan balance has been paid in full. The principal of the applicable loan is payable in installments on each payment date, unless the Borrower exercises its right to prepay such loan. The Borrower has the right to prepay all or any portion of the loans without penalty, upon delivery of a prepayment notice to the Administrative Agent, the agents, the Account Bank, and each hedge counterparty at least five business days prior to such prepayment. In connection with prepayment, the Borrower is required to pay to the secured parties certain breakage costs that are attributable to any administrative loss, cost, or expense (but excluding lost profits) incurred by the secured parties.

On each Funding Date, the Borrower will make certain representations and warranties as to the eligibility of each Receivable. The Company is required to repurchase from the Borrower any Receivable that was not an eligible Receivable as of the applicable Funding Date. Separately, the Servicer is required to repurchase any Receivable that has been modified by the Servicer other than as permitted under the Credit Agreement. The Credit Agreement permits the Servicer to delegate in the ordinary course of business any or all of its duties and obligations thereunder to one or more Subservicers, provided that (i) each Subservicer is responsible for servicing the Receivables in the state in which such Subservicer is located, and (ii) the Servicer remains at all times responsible for the performance of each Subservicer’s duties and obligations. Each Subservicer will enter into a subservicing agreement with the Servicer. The Credit Agreement contains covenants that require the Servicer with respect to any collection period to maintain certain delinquency ratios, extension ratios, and annualized charge-off ratios. A failure to maintain such ratios may result in a Level I Trigger Event, Level II Trigger Event, or Level III Trigger Event. Upon the occurrence of a Level I Trigger Event followed by the delivery of written notice from the Administrative Agent (acting at the direction of the required Lenders), the Servicer and the Backup Servicer must work with the Administrative Agent and the Lenders to take certain actions to centralize servicing, including establishing a lockbox and directing the obligors to remit all future payments to such lockbox.

The Credit Agreement contains customary servicer termination events (subject to certain materiality thresholds and cure periods), including among others, (a) failure by the Servicer to deliver any collections or make any payment, transfer, or deposit, (b) a merger or consolidation of the Servicer in breach of the Credit Agreement, (c) failure to deliver a monthly report or monthly loan tape, (d) non-compliance with covenants, (e) breach of a representation or warranty, and (f) an insolvency event involving the Servicer, in each case if the Company is the Servicer. The remedies for such servicer termination events are also customary for this type of transaction and include termination and replacement of the Servicer as servicer under the Credit Agreement.

The Credit Agreement also contains customary termination events (subject to certain materiality thresholds and cure periods), including among others, (a) non-payment, (b) non-compliance with covenants, (c) failure of the Administrative Agent to maintain a first prior perfected security interest in any material portion of the collateral, (d) a servicer termination event, (e) a breach of a representation or warranty, (f) an insolvency event involving the Company, the Borrower, or the Sellers, (g) a change in control of the Company or the Borrower, (h) an event of default under a material financing agreement of the Company, the Borrower, or the Sellers, (i) failure of the Company, as Servicer, to maintain a minimum tangible net worth of $125 million, minimum liquidity of $10 million, and a maximum debt to tangible net worth ratio of 4.0 to 1.0, and (j) the Company, the Borrower, or the Sellers have one or more final non-appealable judgments entered against it by a court of competent jurisdiction in excess of the specified monetary thresholds. The remedies for such termination events are also customary for this type of transaction and include acceleration of the Borrower’s outstanding obligations under the Credit Agreement.

The Lenders under the Credit Agreement (and their respective affiliates) have in the past provided and/or may in the future provide investment banking, underwriting, lending, commercial banking, trust, and other advisory services to the Company and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries and affiliates for such services.

The foregoing summary of the material terms of the Credit Agreement is qualified in its entirety by reference to the copy of the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Form 8-K”) and incorporated herein by reference.

Senior Revolving Credit Facility

On June 20, 2017, the Company and certain of its subsidiaries entered into a Sixth Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with a syndicate of banks comprised of Bank of America, N.A., BMO Harris Financing, Inc., First Tennessee Bank National Association, Texas Capital Bank, N.A., Wells Fargo Bank, National Association, Capital Bank Corporation, Synovus Bank, and BankUnited, N.A., and Bank of America, N.A. as Agent. Capital One, N.A. is no longer a lender under the Loan Agreement. The Loan Agreement provides for a senior revolving credit facility of up to $638.0 million, with a borrowing base of up to 85% of secured eligible finance receivables and up to 70% of unsecured eligible finance receivables, in each case, subject to adjustment at certain credit quality levels. The Loan Agreement has an accordion provision that allows for the expansion of the senior revolving credit facility to up to $700.0 million. Borrowings under the facility bear interest, payable monthly, at rates equal to LIBOR of a maturity the Company elects between one and six months, with a LIBOR floor of 1.00%, plus a margin of 3.00%, increasing to 3.25% when the availability percentage is less than 10%. Alternatively, the Company may pay interest at a rate based on the prime rate plus a margin of 2.00%, increasing to 2.25% when the availability percentage is less than 10%. The Company also pays an unused line fee of 0.50% per annum, payable monthly. This fee decreases to 0.375% when the average outstanding balance exceeds $413.0 million. The senior revolving credit facility matures on June 20, 2020, and is collateralized by certain of the Company’s assets, including certain of its finance receivables and the equity interests of certain of its subsidiaries.

The Loan Agreement permits the Company to enter into the Warehouse Facility and, subject to certain conditions, to enter into one or more asset-backed securitization transactions using Warehouse Facility collateral. The Loan Agreement also contains certain restrictive covenants, including maintenance of specified interest coverage and debt ratios, restrictions on distributions, limitations on other indebtedness, maintenance of a minimum allowance for credit losses, and certain other restrictions. The Loan Agreement contains customary events of default. If an event of default occurs and is continuing, the lenders holding more than 66-2/3% of the outstanding amount of the commitments and advances under the senior revolving credit facility may accelerate amounts due under the Loan Agreement (except in the case of a bankruptcy or insolvency event of default, in which case such amounts shall automatically become due and payable).

The foregoing summary of the material terms of the Loan Agreement is qualified in its entirety by reference to the copy of the Loan Agreement filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

The lenders under the Loan Agreement (and their respective subsidiaries or affiliates) have in the past provided and/or may in the future provide investment banking, underwriting, lending, commercial banking, trust, and other advisory services to the Company and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries and affiliates for such services.

On June 20, 2017, the Company issued a press release announcing the Credit Agreement and the Loan Agreement. A copy of this press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

In connection with the previously announced resignation of Jody L. Anderson on May 15, 2017 (the “Resignation Date”) as the President and Chief Operating Officer of the Company, the Compensation Committee of the Board of Directors of the Company determined on June 14, 2017 to enter into a separation agreement with Mr. Anderson (the “Separation Agreement”), effective June 14, 2017.

The Separation Agreement provides for benefits to and imposes obligations upon Mr. Anderson in accordance with that certain employment agreement entered into between the Company and Mr. Anderson, dated as of September 19, 2014 (the “Employment Agreement”). Specifically, subject to his execution and non-revocation of a release of claims and his compliance with the Employment Agreement and Separation Agreement (including, but not limited to, the restrictive covenants contained therein), Mr. Anderson is entitled to receive the following payments and benefits under the Separation Agreement:

•	A payment equal to thirty (30) days of his base salary (as in effect on the Resignation Date) in lieu of the Employment Agreement requirement that the Company provide him with thirty (30) days’ notice of its decision to terminate his employment without cause;

•	Payment of an amount equal to twelve (12) months of his base salary (as in effect on the Resignation Date), paid in equal installments over a period of eighteen (18) months (modified from twelve (12) months in the Employment Agreement) in accordance with the Company’s ordinary payroll practices;

•	Payment of a pro-rated portion of his annual short-term incentive program target bonus for 2017, but only to the extent such bonus is earned based on performance goals established for 2017 under the Company’s Annual Incentive Plan;

•	Reimbursement of reasonable attorney’s fees incurred in connection with the negotiation and preparation of the Separation Agreement, not to exceed $5,000;

•	Reimbursement of the cost of COBRA continuation premiums for continued health insurance coverage for Mr. Anderson for a period of twelve (12) months following the Resignation Date (or until Mr. Anderson becomes eligible for coverage from a subsequent employer); and

•	Executive outplacement services in an aggregate amount not to exceed $10,000 for a period of six (6) months following the Resignation Date through a provider to be designated by the Company.

Mr. Anderson also reaffirmed his obligations under the restrictive covenants set forth in his Employment Agreement, with the exception that the duration of his covenant not to compete has been reduced from two (2) years to one (1) year.

The foregoing summary of the material terms of the Separation Agreement is qualified in its entirety by reference to the copy of the Separation Agreement filed as Exhibit 10.3 to this Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Management of the Company will meet with investors, analysts, and others at the JMP Securities 2017 Financial Services and Real Estate Conference on June 22, 2017, in New York, NY. A copy of the presentation to be used during the conference is attached to this Form 8-K as Exhibit 99.2 and is also available at the Company’s website at www.regionalmanagement.com.

The information set forth in this Item 7.01 of this Form 8-K, including Exhibit 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated June 20, 2017, by and among Regional Management Receivables II, LLC, as borrower, Regional Management Corp., as servicer, the lenders from time to time parties thereto, Wells Fargo Bank, National Association, as account bank, image file custodian, and backup servicer, Wells Fargo Bank, National Association, as administrative agent, and Credit Suisse AG, New York Branch, as structuring and syndication agent.

10.2	Sixth Amended and Restated Loan and Security Agreement, dated June 20, 2017, by and among Regional Management Corp. and its subsidiaries named as borrowers therein, the financial institutions named as lenders therein, and Bank of America, N.A., as Agent.

10.3	Separation Agreement, dated June 14, 2017, between Jody L. Anderson and Regional Management Corp.

99.1	Press Release, dated June 20, 2017.

99.2	Investor Presentation, dated June 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: June 20, 2017	By:	/s/ Donald E. Thomas
Donald E. Thomas Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated June 20, 2017, by and among Regional Management Receivables II, LLC, as borrower, Regional Management Corp., as servicer, the lenders from time to time parties thereto, Wells Fargo Bank, National Association, as account bank, image file custodian, and backup servicer, Wells Fargo Bank, National Association, as administrative agent, and Credit Suisse AG, New York Branch, as structuring and syndication agent.

10.2	Sixth Amended and Restated Loan and Security Agreement, dated June 20, 2017, by and among Regional Management Corp. and its subsidiaries named as borrowers therein, the financial institutions named as lenders therein, and Bank of America, N.A., as Agent.

10.3	Separation Agreement, dated June 14, 2017, between Jody L. Anderson and Regional Management Corp.

99.1	Press Release, dated June 20, 2017.

99.2	Investor Presentation, dated June 2017.